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Exhibit 5
                     [Letterhead of Hogan & Hartson L.L.P.]

                                  June 5, 2002



Board of Directors
Central European Distribution Corporation
1343 Main Street, Suite 301
Sarasota, Florida 34236

Dear Gentlemen:

                  We are acting as counsel to Central European Distribution Corporation, a Delaware corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 800,000 shares of the Company's common stock, par value $0.01 per share, all of which shares (the "Shares") may be sold by certain selling shareholders (each a "Selling Shareholder"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1. An executed copy of the Registration Statement.

                  2. The Certificate of Incorporation of the Company, as
                     certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  3. The Bylaws of the Company, with amendments thereto, as
                     certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

                  4. Resolutions of the Board of Directors of the Company
                     adopted on January 17 and April 30, 2002, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to, among other things, the original issuance of the Shares and arrangements in connection therewith.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy

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and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares are validly issued, fully paid, and nonassessable. In rendering the foregoing opinion, we have assumed the receipt by the Company of the consideration specified in the resolutions of the Board of Directors of the Company authorizing the original issuance and sale of the Shares.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                    Very truly yours,

                                                    /s/ Hogan & Hartson L.L.P.

                                                    HOGAN & HARTSON L.L.P.